Madrid/Roma, 3 de mayo de 2007

COMISIÓN NACIONAL DEL MERCADO DE VALORES
Dirección de Mercados Primarios
Paseo de la Castellana, 19
28046 Madrid

Fax nº:

91 585 1662

Muy Señores nuestros:

En virtud de lo dispuesto en el artículo 82 de la Ley 24/1988, de 28 de julio, del Mercado de Valores, ENEL S.p.A., sociedad cabecera del Grupo ENEL, y ACCIONA, S.A. comunican que han solicitado la autorización a que se refiere la Disposición Adicional Undécima de la Ley 34/1998, de 7 de octubre, del Sector de Hidrocarburos (modificada por el Real Decreto-Ley 4/2006, de 24 de febrero) en relación con el ejercicio de la Función Decimocuarta por la Comisión Nacional de Energía, para que ésta dicte resolución que le otorgue autorización plena para la ejecución del Acuerdo sobre Acciones de Endesa, de 26 de marzo de 2007, suscrito entre Acciona S.A., Finanzas Dos, S.A., ENEL S.p.A. y Enel Energy Europe S.r.l., conforme fue modificado por el Acuerdo de 2 de abril de 2007 suscrito entre Acciona S.A., ENEL S.p.A. y E.On AG y, en concreto, para:

Dear Sirs:

In compliance with section 82 of Act 24/1988, of July 28th, ENEL S.p.A., parent company of the ENEL group, and ACCIONA, S.A. notify that they have requested authorization, as referred to under Additional Provision Eleven of the Hydrocarbon Sector Act 34, of October 7, 1998 (modified by Royal Decree-Act 4, of February 24, 2006), in relation to the exercise of Function Fourteen by the National Energy Commission so that such Commission renders a decision granting them full authorization for the execution of the Acuerdo Sobre Acciones de Endesa (Endesa Shares Agreement), of March 26, 2007, entered into between Acciona S.A., Finanzas Dos, S.A., ENEL S.p.A. and Enel Energy Europe S.r.l., as amended by the Agreement of April 2, 2007, entered into between Acciona S.A., ENEL S.p.A. and E.On AG, and, particularly, for:

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La adquisición de las acciones de Endesa, S.A., que resulten de la liquidación de la OPA, tanto por Acciona (que podrá alcanzar hasta un 25,01%) como por Enel (que eventualmente podría llegar hasta el 74,99%), y

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La ejecución de los mecanismos de control conjunto, en los términos del “Acuerdo sobre Acciones de Endesa”.

Lo que se comunica para público y general conocimiento.

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The acquisition of the shares in Endesa, S.A., which arise from the settlement of the takeover bid, by both Acciona (which may reach 25.01%) and Enel (which could possibly reach 74.99%), and

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The execution of the joint control mechanisms under the terms of the “Endesa Shares Agreement”.

This is hereby notified for public and general knowledge.

Atentamente/Yours sincerely,
ACCIONA, S.A. P.p. _______________________	ENEL S.p.A P.p. _________________________

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